Exhibit 10AAs

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

SUNTRUST EQUITY FUNDING, LLC

as Borrower,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTIES HERETO,

as Lenders,

and

SUNTRUST BANK,

as Administrative Agent for the Lenders

Dated as of July 31, 2003

i

TABLE OF CONTENTS

(continued)

ii

Schedule 1.2
Exhibit A	SERIES A NOTE	A-1
Exhibit B	SERIES B NOTE	B-1
Exhibit C	ASSIGNMENT AND ACCEPTANCE	C-1
SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE RELATING TO THE CREDIT AGREEMENT

iii

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 2003, is among SUNTRUST EQUITY FUNDING, LLC (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), and SUNTRUST BANK, a Georgia banking corporation, as Lender and as Administrative Agent.

WHEREAS, Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association), as Owner Trustee, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement dated as of May 8, 2000 (as amended, the “Existing Credit Agreement”); and

WHEREAS, the Borrower is acquiring the Leased Properties from the Owner Trustee (through the acquisition of the beneficial interests in the Trust and the dissolution thereof) and desires to assume the obligations of the Owner Trustee under the Existing Credit Agreement,

WHEREAS, the parties desire to amend and restate the Existing Credit Agreement in its entirety, as hereinafter set forth;

NOW, THEREFORE, the Existing Credit Agreement is hereby amended and restated in its entirety, and the parties hereby agree as follows:

SECTION 1. DEFINITIONS

1.1. Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) All accounting terms used herein shall have the respective meanings given to them in accordance with GAAP, unless otherwise provided herein. All computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP, unless otherwise provided herein.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms or such terms.

1.2. Defined Terms. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed thereto in Appendix A to the Participation Agreement (defined below).

(a) “Agreement” shall mean this Second Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

(b) “Participation Agreement” means the Second Amended and Restated Participation Agreement dated as of the date hereof among Tech Data Corporation as Lessee, the Lessor, the Lenders party thereto from time to time, and SunTrust Bank, as Administrative Agent, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1. Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make Series A Loans and Series B Loans to the Borrower on the Restatement Effective Date for the purpose of enabling the Borrower to refinance the Existing Loans and Existing Lessor Fundings and to purchase the Properties (including Equipment), through the acquisition of the Existing Holders’ Certificates and the dissolution of the Trust, and to fund Transaction Expenses, in an aggregate principal amount as to each Category of Loans outstanding not to exceed such Lender’s Commitment applicable to such Category of Loans; provided that (i) after giving effect to any Loan, the aggregate outstanding principal amount of all Loans of a specified Category shall not exceed the Total Commitment for such Category, and (ii) all borrowings under this Section 2.1(a) shall be allocated in accordance with the definitions of Series A Loans and Series B Loans.

(b) The Loans may be Base Rate Loans or Eurodollar Loans having an Interest Period of one, two, three, four or six months, as specified in the definition of “Interest Period,” subject only to the limitations specified in such definition and to the provisions of Sections 2.9(c) and Sections 5.2(e) and 13.4 of the Participation Agreement. Any Loan other than a Eurodollar Loan shall constitute a Base Rate Loan.

2.2. Notes. The Loans made by each Lender shall be evidenced by (i) in the case of Series A Loans, a promissory note of the Borrower, substantially in the form of Exhibit A (the “Series A Note”), and (ii) in the case of Series B Loans, a promissory note of the Borrower, substantially in the form of Exhibit B (the “Series B Note” and together with the Series A Notes, the “Notes”), in each case with appropriate insertions as to payee, date and principal amount, payable to the order of the Agent (for the pro rata benefit of the Lenders) and in a principal amount equal to the applicable aggregate Commitments of the Lenders and the Lessor’s Allocated Commitment. The Agent is hereby authorized to record the date, Type and amount of each Loan made by the Lenders, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of any of the Notes, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower’s obligations hereunder or under such Note. Each Note shall (i) be dated the Restatement Effective Date (ii) be stated to mature on the Maturity Date, and (iii) provide for the payment of interest in accordance with Section 2.8.

2.3. Procedure for Borrowing; Amounts of Borrowings.

(a) The Borrower may borrow under the Commitments on the Restatement Effective Date pursuant to the terms of Section 5.2 of the Participation Agreement, provided that the Borrower shall give the Administrative Agent irrevocable notice (which must be received by the Administrative Agent (i) prior to 11:00 A.M., New York time, three Business Days prior to the requested Borrowing Date if all or any part of the requested Loans are to be Eurodollar Loans, or (ii) prior to 11:00 A.M., New York time one (1) Business Day prior to the requested Borrowing Date with respect to any Loans that are to be Base Rate Loans) specifying (A) the amount to be borrowed (which on any date shall not be in excess of the then Available Commitments), (B) the requested Borrowing Date (which shall be the Restatement Effective Date), (C) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof, and (D) if the borrowing is to be a combination of Eurodollar Loans and Base Rate Loans, the respective amounts of each Type of Loan. Pursuant to the terms of the Participation Agreement, the Borrower shall be deemed to have delivered such notice upon the delivery of a notice by the Lessee containing such required information. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to the terms and conditions hereof (including specifically without limitation Section 4.2), each Lender will make the amount of its pro rata share of such borrowing of each Category available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 2:00 P.M., New York time, on the Restatement Effective Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting an account designated, subject to Section 11.1 of the Participation Agreement, by the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. No amount of any Loan which is repaid or prepaid may be reborrowed hereunder.

(b) The aggregate amount of any borrowing constituting a Eurodollar Loan and any conversion thereof shall be in an amount (which, when aggregated with the related Eurodollar Lessor Funding) is at least $5,000,000.

2.4. [RESERVED].

2.5. [RESERVED].

2.6. Prepayments and Payments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (subject to compliance with Sections 13.3(b) and 13.5 of the Participation Agreement), upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; provided that all prepayments of Loans shall be applied pro rata between Series A Loans

(aggregated as a single amount) and Series B Loans (aggregated as a single amount). Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid may not be reborrowed.

(b) If on any date the Administrative Agent or the Lessor shall receive any payment in respect of (i) any Casualty or Condemnation pursuant to Section 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (iii) the Termination Value of any Property in connection with the exercise of the option to purchase any Property under Section 17.11 of the Lease, (iv) the Termination Value of any Property in connection with the exercise of a Purchase Option under Section 20.1(a) or (b) of the Lease or the exercise of the option of the Lessee to transfer the Properties to a third party pursuant to Section 20.1 of the Lease, or (v) the Excess Land Purchase Price in connection with a purchase of Excess Land pursuant to Section 20.1(c) of the Lease, then in each case, the Borrower shall be required to prepay the principal balance of the Loans and Lessor Fundings on such date (such prepayment to be applied pro rata as between Series A Loans and A Allocated Amount (aggregated as a single amount) and Series B Loans and B Allocated Amount (aggregated as a single amount)) in an amount equal to ninety-five (94.5%) of such payment and shall apply the remaining five percent (5.5%) of such payment pro rata to the principal amount of Lessor’s Net Invested Amount.

(c) Each prepayment of the Loans pursuant to Section 2.6(b) shall be allocated to reduce the Loan Property Cost of the affected Property. Each prepayment of the Loans pursuant to Section 2.6(a) shall be allocated to reduce the respective Loan Property Costs of all Properties pro rata according to the Loan Property Costs of such Properties immediately before giving effect to such prepayment. Each prepayment of the Loans pursuant to Section 2.6(a) or 2.6(b) shall be accompanied by a simultaneous prepayment of accrued interest on such Loan and Yield on such Lessor Fundings and the simultaneous payment of any amounts payable under Section 13.5 of the Participation Agreement in connection with the prepayment of such Loan and Lessor Fundings.

(d) The outstanding principal amount of the Loans shall be due and payable in full to the Agent for the benefit of each Lender on the Maturity Date, or earlier as specified herein or in any other Operative Agreement.

2.7. [RESERVED].

2.8. Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such day for such Loan.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

(c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable on any Loan or (iii) any other amount payable hereunder shall not be paid when due (subject to applicable grace periods) (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the lesser of (x) the interest rate applicable to such Loan (or in the case of clause (iii) above, the Base Rate) plus 2% and (y) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment). In addition, if any Lease Event of Default has occurred and is continuing, each outstanding Loan shall bear interest at the lesser of (A) the interest rate applicable to such Loan plus 2% or (B) the highest interest rate permitted by applicable law, in each case so long as such Lease Event of Default is continuing.

(d) Interest shall be payable in arrears on each Scheduled Interest Payment Date, provided that (i) interest accruing pursuant to paragraph (c) of this Section 2.8 shall be payable from time to time on demand and (ii) each prepayment of any Loan shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.9. Computation of Interest.

(a) Interest shall be calculated on the basis established in Section 14.16 of the Participation Agreement, with respect to the length of a “year” and the number of days for which interest is accrued. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, or the Reserve Percentage, shall become effective as of the day on which such change in the Base Rate or Reserve Percentage becomes effective. The Administrative Agent shall as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(c) If the Eurodollar Rate cannot be determined by the Administrative Agent in the manner specified in the definition of the term “Eurodollar Rate” referenced in Appendix A to the Participation Agreement, the Administrative Agent shall give telefacsimile or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Administrative Agent in the manner specified in such definition of such term, no further Eurodollar Loans shall be made or continued as such at the end of the then current Interest Period and all Loans shall continue as Base Rate Loans.

2.10. Pro Rata Treatment and Payments.

(a) The borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of such Category of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Series A Loans or the Series B Loans, as the case may be, shall be made pro rata according to the respective outstanding principal amounts on the Loans of each such Category then held by each Lender. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff, counterclaim or other defense and shall be made prior to 12:00 Noon, New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; provided, however, if such payment includes an amount of interest calculated with reference to the Eurodollar Rate and the result of such extension would be to extend such payment into another calendar month, then such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate as set forth above on demand from the Borrower.

SECTION 3. [RESERVED]

SECTION 4. CONDITIONS PRECEDENT

4.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in Section 6 of the Participation Agreement required to be satisfied on or prior to the Restatement Effective Date and to the receipt by the Administrative Agent of the Notes, duly executed by the Borrower.

4.2. Conditions to the Loan. The agreement of each Lender to make the Loan requested to be made by it on the Restatement Effective Date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b) Participation Agreement. The conditions precedent set forth in Section 6.3 of the Participation Agreement shall have been satisfied.

SECTION 5. COVENANTS

So long as any Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Operative Agreement and so long as the Commitments have not been terminated:

5.1. Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent or the Majority Financing Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

SECTION 6. EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) The Borrower shall, except as provided in paragraph (c), default, in the payment when due of any principal or interest on any Loan; or

(b) Except as provided in paragraphs (a) and (c), the Borrower shall fail to make the payment of any amount due and payable owing under any of the Operative Agreements within five (5) Business Days after receipt of notice that such payment is due; or

(c) The Borrower shall default in the payment of any amount due on the Maturity Date owing under any Operative Agreements; or

(d) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Operative Agreement to which it is a party (other than those referred to in paragraphs (a), (b) and (c) above), provided that in the case of any such default under Section 5.1, such default shall continue for a period of at least thirty (30) days after notice to the Borrower and the Lessee by the Administrative Agent or the Majority Financing Parties; or

(e) Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Operative Agreement, or by the Borrower or the Lessee in the Participation Agreement, the Lease or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(f) There shall have occurred and be continuing:

(i) any Lease Event of Default or other “Event of Default” (as defined in the Participation Agreement); or

(ii) a default by the Lessor in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement to or for the benefit of the Administrative Agent or a Lender, provided that in the case of this clause (ii), such default shall continue unremedied for a period of at least thirty (30) days after notice to the Lessor and the Lessee by the Administrative Agent or the Majority Financing Parties; or

(g) The Borrower shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

(h) Any court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of ninety (90) days, or approve a petition filed against the Borrower seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within ninety (90) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties, which control is not relinquished within ninety (90) days; or if there is commenced against the Borrower any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of ninety (90) days; or if the Borrower takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i) Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Properties), in favor of the Administrative Agent on behalf of itself and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except Permitted Liens); or

(j) The Lease, the Guaranty or any other Operative Agreement shall cease to be enforceable against the Lessee or any Guarantor; or

(k) Any default by any party shall have occurred and be continuing under any lease or sublease (other than the Lease or any sublease by Lessee permitted under Section 25.2(b) of the Lease) of any portion of any Property;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) or (h) above with respect to the Borrower, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Operative Agreements, shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Majority Financing Parties, the Administrative Agent may, or upon the request of the Majority Financing Parties, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Operative Agreements, to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, being referred to as an “Acceleration”). Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Administrative Agent may, and upon the written instructions of the Majority Financing Parties shall, exercise any or all of the rights and powers and pursue any or all of the remedies available to it hereunder and under the other Operative Agreements and the Lease and shall have any and all rights and remedies available under the Uniform Commercial Code or any other provision of law (all such remedies being cumulative and in addition to any other remedies that may be available).

Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Administrative Agent may, and upon request of the Majority Financing Parties shall, proceed to protect and enforce this Agreement, the Notes, the Lease and the other Operative Agreements by one or more suits or proceedings in equity, at law or in bankruptcy, whether for the specific performance of any covenant or agreement contained therein or in execution or aid of any power granted therein, or for foreclosure hereunder, or for the appointment of a receiver for any Property, or for the recovery of judgment for any indebtedness secured thereby, or for the enforcement of any other remedy available under applicable laws.

The Borrower shall be liable for any and all accrued and unpaid amounts due hereunder before, during or after the exercise of any of the foregoing remedies, including without limitation all reasonable legal fees and other reasonable costs and expenses incurred by the Administrative Agent or any Lender by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints SunTrust Bank to succeed Bank of America, N.A., as Administrative Agent. Each Lender hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Operative Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Operative Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement or any other Operative Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

7.2. Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Operative Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

7.3. Liability of Administrative Agent. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Operative Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Financing Party or participant for any recital, statement, representation or warranty made by any Lessee/Borrower Party or any officer of any of the foregoing, contained in this Agreement or in any other Operative Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Operative Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement, or for any failure of any Lessee/Borrower Party or any other party to any Operative Agreement to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Financing Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of Lessee/Borrower Party or any Subsidiary or affiliate thereof.

7.4. Reliance by Administrative Agent.

(a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Lessee/Borrower Party), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Operative Agreement unless it shall first receive such advice or concurrence of Majority Financing Parties as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Agreement in accordance with a request or consent of Majority Financing Parties or all Financing Parties, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Financing Parties and participants. Where this Agreement expressly permits or prohibits an action unless Majority Financing Parties otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Financing Parties.

(b) For purposes of determining compliance with the conditions specified in Sections 5 and 6 of the Participation Agreement, and Section 4 hereof, each Financing Party and participant shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Financing Party for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Financing Party.

7.5. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender, Borrower or Lessee referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Financing Parties of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Majority Financing Parties in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Financing Parties.

7.6. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender and participant acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Lessee/Borrower Party or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender or participant as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, and each participant represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Lessee/Borrower Party and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Lessee/Borrower Party hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Lessee/Borrower Party and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Lessee/Borrower Party or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

7.7. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of any Lessee/Borrower Party and without limiting the obligation of any Lessee/Borrower Party to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Claims incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Claims resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Majority Financing Parties shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Agreement, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of any Lessee/Borrower Party. The undertaking in this Section shall survive the payment of all obligations of any Person hereunder or under any other Operative Agreement and the resignation or replacement of Administrative Agent.

7.8. Administrative Agent in Individual Capacity. SunTrust Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Lessee/Borrower Party and its Subsidiaries and Affiliates as though SunTrust Bank were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders and participants acknowledge that, pursuant to such activities, SunTrust Bank or its Affiliates may receive information regarding any Lessee/Borrower Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Lessee/Borrower Party or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its participation in the Lessor’s rights under the Operative Agreement, SunTrust Bank shall have the same rights and powers under this Agreement and the other Operative Agreements as any other Financing Party (as the case may be) and may exercise the same as though it were not Administrative Agent.

7.9. Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Financing Parties. If Administrative Agent resigns under this Agreement, the Majority Financing Parties shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent must be consented to by Lessee at all times other than during the existence of a Lease Event of Default (which consent of Lessee shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Financing Parties and Lessee, a successor administrative agent from among the Financing Parties. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 7 and Sections 9 and 13 of the Participation Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent (whether by failure to obtain Lessee consent or otherwise) by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Majority Financing Parties appoint a successor agent as provided for above.

7.10. Collateral Matters.

(a) Each Lender hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf and on behalf of any other Financing Party under the provisions of this Agreement and each other Operative Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Operative Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in any other Security Document to which it is a party, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Financing Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of Section 7.8, each Lender hereby acknowledges and agrees that the Administrative Agent is acting as a collateral agent for itself and the Financing Parties under the Security Documents (other than the Pledge Agreement); and each Lender hereby authorizes the Administrative Agent to carry out all those obligations and the Administrative Agent shall be entitled to all the rights and benefits of the collateral agent described in the Security Documents to which it is a party. In addition, each Lender acknowledges that the Administrative Agent shall enter into the Intercreditor Agreement and may enter into amendments hereto from time to time; each Lender authorizes the Administrative Agent to enter into the Intercreditor Agreement and amendments thereto on its behalf and agrees to be bound thereby. Administrative Agent shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 7 with respect to the Operative Agreements and the transactions contemplated therein, including without limitations any acts taken or omissions suffered by Administrative Agent in connection with or contemplated by such documents or transactions as fully as if the term “Administrative Agent” as used in this Section 7 included Administrative Agent with respect to such documents, transactions, acts or omissions, and (ii) as additionally provided in this Agreement and the other Operative Agreements with respect to Administrative Agent.

(b) The Administrative Agent is authorized on behalf of all the Financing Parties, without the necessity of any notice to or further consent from the Financing Parties, from time to time take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(c) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon payment in full of all Loans and Lessor Fundings and all other obligations of any Lessee/Borrowing Party known to the Administrative Agent and payable under this Agreement or any other Operative Agreement; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property (other than any Property) in which Lessee or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property (other than any Property) leased by Tech Data or any Subsidiary in a transaction permitted under this Agreement or any other Operative Agreement; or (v) consisting of an instrument evidencing Indebtedness or other debt instrument (other than an Operative Agreement), if the indebtedness evidenced hereby has been paid in full. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.10(c), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 7.10(c).

SECTION 8. MATTERS RELATING TO PAYMENT AND COLLATERAL

8.1. Collection of Payments and Other Amounts.

(a) The Lessee has agreed pursuant to the terms of the Participation Agreement to pay directly to the Administrative Agent any and all Rent and any other amounts of any kind or type owing by the Lessee to the Lessor or the Lessor under the Lease or any other Operative Agreement. The Administrative Agent shall, promptly after receipt, apply in accordance with the terms of this Section 8 any such amounts received from the Lessee and all other payments, receipts and other consideration received by the Administrative Agent pursuant to the Security Agreement or otherwise received by the Administrative Agent or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements.

(b) Payments and other amounts received by the Administrative Agent from time to time in accordance with the terms of subparagraph (a) shall be applied as follows:

(i) Any such payment identified as Basic Rent shall be applied by the Administrative Agent first, ratably to the Financing Parties for application to the payment of interest on the Loans and Yield on the Allocated Amount which is due and payable on such date; and second, to the Borrower for application ratably to the payment of accrued Yield with respect to the Lessor Net Invested Amount; and third, if no Default or Event of Default has occurred and is continuing, any excess shall be paid to such Person or Persons as the Lessee may designate; provided that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Administrative Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be continuing (in which case such payments shall then be made to such other Person or Persons designated by the Lessee) and (II) the Maturity Date (or, if earlier, the date of any Acceleration) in which case such amounts shall be applied in the manner contemplated by Section 8.1(b)(v).

(ii) Any such payment or amount described in Section 2.6(b) shall be applied in accordance with the terms of Section 2.6(b).

(iii) Any such payment identified as proceeds of the sale of any Property, pursuant to Article XXII of the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease, shall be applied by the Administrative Agent first, ratably to the payment of the principal and interest of the Series B Loans and principal and Yield of the B Allocated Amount then outstanding with respect to such Property, second, ratably to the payment of the principal and interest of the Series A Loans and principal and Yield on the A Allocated Amount with respect to such Property, third to the Borrower for application to the payment of the outstanding Lessor Net Invested Amount plus all outstanding Yield with respect to such outstanding Lessor Net Invested Amount with respect to such Property, fourth, ratably to the payment of any and all other amounts owing to the Administrative Agent and the Financing Parties hereunder or under any of the other Operative Agreements with respect to such Property and thereafter as the Lessee shall determine.

(iv) Any such payment identified as proceeds of the sale of any Property pursuant to the exercise of remedies under the Security Documents or otherwise (except as set forth in Section 8.1(b)(iii), shall be applied by the Administrative Agent first, ratably to the payment of the principal and interest of the Loans and principal and Yield of the Allocated Amount then outstanding, second, to the Borrower for application ratably to the payment of the outstanding Lessor Net Invested Amount plus all outstanding Yield with respect to such outstanding Net Invested Amount, third, ratably to any and all other amounts owing to the Administrative Agent and the Financing Parties hereunder or under any of the other Operative Agreements and thereafter as the Lessee shall determine.

(v) Any such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (or any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties shall be applied by the Administrative Agent first, ratably to the payment of the principal and interest balance of the Series A Loans and principal and Yield on the A Allocated Amount then outstanding, second, ratably to the payment of the principal and interest balance of the Series B Loans and principal and Yield on the B Allocated Amount then outstanding, third, to the Borrower for application to Lessor Net Invested Amount and outstanding Yield with respect to such outstanding Lessor Net Invested Amount, and fourth, to the payment of any other amounts owing to the Administrative Agent or the Financing Parties hereunder or under any of the other Operative Agreement, and thereafter as the Lessee shall determine.

(vi) Any such payment identified as Supplemental Rent shall be applied by the Administrative Agent to the payment of any amounts then owing to the Administrative Agent, the Financing Parties and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.1(b)) as shall be determined by the Administrative Agent in its reasonable discretion.

(vii) The Administrative Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Administrative Agent and apply each such amount in the manner specified above.

(c) Upon the payment in full of the Loans and all other amounts owing by the Borrower hereunder or under any other Credit Document, any such moneys remaining with the Administrative Agent shall be paid to the Borrower for disbursement in accordance with the Operative Agreements and if not provided for thereunder to such other Person or Persons as the Borrower may designate. In the event of an Acceleration it is agreed that, prior to the application of amounts received by the Administrative Agent in the order described in Section 8.1(b) above, any such amounts shall first be applied to the payment of (i) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve its security interest therein, (ii) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights under the Security Documents, together with reasonable attorneys’ fees and court costs and (iii) any other amounts owed to the Administrative Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

8.2. Certain Remedial Matters. Notwithstanding any other provision of this Agreement or any other Credit Document:

(a) the Borrower shall at all times retain all rights to Excepted Payments payable to or for the account of the Lessor and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto (but not to terminate the Lease as a result thereof); and

(b) the Borrower shall at all times retain the right, but not to the exclusion of the Administrative Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the Borrower or the Lessor pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to retain all rights with respect to insurance that Article XIV of the Lease specifically confers upon the “Lessor”, (C) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower may desire, and (D) to enforce compliance by the Lessee with the provisions of Articles VIII, IX, X, XI, XIV and XVII of the Lease.

8.3. Release of Properties, etc. If the Lessee (or its designee) shall at any time purchase any Property or any Excess Land pursuant to the terms of the Lease, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Loans and Lessor Fundings and to pay accrued interest on the Loans, and accrued Yield on the Lessor Fundings, so prepaid pursuant to Section 2.6, and Lessor Fundings the Administrative Agent is hereby authorized to release such Property or Excess Land from the Liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower, the Lessee hereunder or under any other Operative Agreement the

Administrative Agent is hereby authorized to release all of the Properties from the Liens created by the Security Documents; provided that such payment shall be sufficient to pay in full the Loans and all other amounts owing by the Borrower or the Lessee hereunder or under the other Operative Agreements. Upon request of the Borrower or the Lessee following any such release, the Administrative Agent shall, at the sole cost and expense of the Borrower or the Lessee, execute and deliver to the Borrower or the Lessee such documents as the Borrower or the Lessee shall reasonably request to evidence such release.

8.4. Excepted Payments. Notwithstanding any other provision of this Agreement or the Security Documents, any Excepted Payment received at any time by the Administrative Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment.

SECTION 9. MISCELLANEOUS

9.1. Amendments and Waivers. None of the terms or provisions of this Agreement may be terminated, amended, supplemented, waived or modified except in accordance with the terms of Section 14.5 of the Participation Agreement.

9.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, directions, agreements and documents delivered in connection with this Agreement shall be delivered as provided in Section 14.3 of the Participation Agreement.

9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right remedy, power or privilege hereunder or under the other Operative Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Operative Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall, except as otherwise specifically limited therein, survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

9.5. Payment of Expenses and Taxes. The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent, whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Operative Agreements and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent) and (ii) the Administrative Agent and each of the Lenders in connection with the enforcement of the Operative Agreements and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders) and (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

9.6. Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

9.7. Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, the Notes held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; provided that any such sale of a participating interest shall be in a principal amount of at least $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the Notes. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by the Borrower or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Loan or Note, or postpone the date of the final maturity of any Loan or Note, or reduce the amount of any Commitment Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral.

9.8. Assignments; Additional Commitment.

(a) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent (subject to Section 11.1 of the Participation Agreement) of the Borrower (unless an Event of Default hereunder shall have occurred and be continuing) and the Administrative Agent (which in each case shall not be unreasonably withheld, conditioned or delayed), to an additional bank, financial institution or other entity that (i) is either organized under the laws of the United States or any state thereof or is a foreign bank that operates a branch office in the United States and (ii) in either case, is not the Lessee or any affiliate of the Lessee, (each such permitted assignee being referred to as a “Purchasing Lender”), all or any part of its rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, subject to Section 11.1 of the Participation Agreement, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to a Purchasing Lender (other than any Lender or any affiliate thereof) of the Commitments hereunder shall be in an aggregate principal amount less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement and the Notes), and provided further that the assigning Lender shall simultaneously assign to the same Purchasing Lender the same percentage of the assigning Lender’s rights and obligations under each of the Operative Agreements (with respect to each of the Series A Loans and the Series B Loans). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding anything to the contrary in this Agreement, the consent of the Borrower shall not be required, and, unless requested by the relevant Purchasing Lender or assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 6(g) shall have occurred and be continuing.

(b) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower on or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the Commitment assumed or Loans purchased by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment or any Loan hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the Commitment or Loans retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

(c) Each Purchasing Lender (other than any Lender organized and existing under the laws of the U.S. or any state thereof, or any political subdivision of the U.S. or of any such state), by executing and delivering an Assignment and Acceptance,

(i) agrees to execute and deliver to the Administrative Agent, as promptly as practicable, four signed copies (two for the Administrative Agent and two for delivery by the Administrative Agent to the Borrower) of IRS Form 1001, Form 4224, Form W-8BEN, Form W-8ECI, or Form W-8 (or any successor form or comparable form) claiming complete exemption from withholding and deduction for or on account of U.S. Federal taxes on or in respect of payments of principal and interest under or in respect of this Agreement (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

(ii) represents and warrants to the Borrower and the Administrative Agent that the form so delivered is true and accurate and that, as of the effective date of the applicable Assignment and Acceptance, each of such Purchasing Lender’s Lending Offices is entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. Federal government;

(iii) agrees to deliver annually hereafter to each of the Borrower and the Administrative Agent not later than December 31 of the year preceding the year to which it will apply, two further properly completed signed copies of IRS Form 1001, Form 4224, Form W-8BEN, Form W-8ECI or Form W-8 (or any successor form or comparable form), as appropriate, unless an event has occurred which renders the relevant form inapplicable (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

(iv) agrees to promptly notify the Borrower and the Administrative Agent in writing if it ceases to be entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. or any political subdivision in or of the U.S. (it being understood that payments under or in respect of this Agreement may be subject to withholding and deduction in such event);

(v) acknowledges that in the event it ceases to be exempt from withholding or deduction of such taxes, the Administrative Agent may withhold or deduct the applicable amount from any payments to which such assignee Lender would otherwise be entitled, without any liability to such assignee Lender therefor; and

(vi) agrees to indemnify the Borrower and the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from such assignee Lender’s breach of any such representation, warranty or agreement.

(d) Any Lender party to this Agreement may, from time to time and without the consent of the Borrower or any other Person, pledge or assign for security purposes any portion of its Loans or any other interests in this Agreement and the other Operative Agreements to any Federal Reserve Bank.

9.9. The Register; Disclosure. The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Loans by Series owing to each

Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable notice.

9.10. Adjustments. If any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders as to each Category of Loans; provided, however, that if all or any portion of such excess payment or benefit is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 9.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

9.11. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telefacsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13. Integration. This Agreement and the other Operative Documents represent the agreement of the Borrower, the Administrative Agent, and the Lenders with respect to the subject mater hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

9.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF

FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

(b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida and the courts of the United States of America for the Middle District of Florida, Tampa Division, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same,

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.15 any special, exemplary, punitive or consequential damages.

9.16. Acknowledgments. Borrower hereby acknowledges that:

(a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Operative Agreements, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Operative Agreement or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

9.17. Nonrecourse. Anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, neither the Borrower nor any officer, director or shareholder thereof, nor any of the Borrower’s successors or assigns (all such Persons being hereinafter referred to collectively as the “Exculpated Persons”), shall be liable in its individual capacity in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Administrative Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Administrative Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Property and Collateral and the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property and Collateral in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Participation Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (a) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Participation Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (b) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): (i) active waste knowingly committed by the Lessor or any Exculpated Person with respect to the Properties or (ii) any fraud, gross negligence, willful misconduct or willful breach on the part of the Lessor or any such Exculpated Person; (c) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (i) misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, or (ii) any rents or other income received by the Lessor from the Lessee that are not turned over to the Agent; or (d) affect or in any way limit the Agent’s rights and remedies under any Operative Agreement with respect to the Rents and its rights and powers thereunder or to obtain a judgment against the Lessor’s interest in the Properties.

9.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement or any other Operative Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement and the other Operative Agreements had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder and under the other Operative Agreements (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder and thereunder if the stated rates of interest set forth in this Agreement and in such Operative Agreements had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

SUNTRUST EQUITY FUNDING, LLC

By:	/s/ David H. Eidson
Name:	David H. Eidson
Title:	Senior Vice President and Manager

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent

By:	/s/ Brian K. Peters
Name:	Brian K. Peters
Title:	Managing Director

LENDERS:

SCOTIABANC, INC.,
as a Lender

By:	/s/ William E. Zarrett
Name:	William E. Zarrett
Title:	Managing Director

Lending Office:
600 Peachtree Street NE, Suite 2700
Atlanta, Georgia 30308

REPUBLIC BANK,
as a Lender

By:	/s/ Brigitta Lawton
Name:	Brigitta Lawton
Title:	SVP

Lending Office:
1400 66th Street North #302
St. Petersburg, Florida 33710

BNP PARIBAS, as a Lender

By:	/s/ Craig Pierce
Name:	Craig Pierce
Title:	Associate

By:	/s/ Angela Arnold
Name:	Angela Arnold
Title:	Vice President

Lending Office:
919 3rd Avenue
New York, New York 10022

ABN AMRO BANK N.V., as a Lender

By:	N/A
Name:
Title:

By:	N/A
Name:
Title:

Lending Office:
208 South LaSalle Street, Suite 1500
Chicago, Illinois 60604-1003

CITICORP USA, INC., as a Lender

By:	/s/ Julio Ojea Quintana
Name:	Julio Ojea Quintana
Title:	Director

Lending Office:
2 Penns Way, Suite 110
New Castle, Delaware 19720

KEY CORPORATE CAPITAL, INC., as a Lender

By:	/s/ Vijaya Kulkarni
Name:	Vijaya Kulkarni
Title:	AVP

Lending Office:
127 Public Square
Cleveland OH 44114

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard J. Popp
Name:	Richard J. Popp
Title:	Vice President

Lending Office:
Commercial Loan Operations
1850 Osborn Avenue
Oshkosh, Wisconsin 54910

Schedule 1.2

Name of Lender	Series A Commitment	Series B Commitment

Scotiabanc, Inc.	$13,606,172.72	$1,393,827.28

Republic Bank	$13,606,172.72	$1,393,827.28

BNP Paribas	$22,676,954.53	$2,323,045.47

Citicorp USA, Inc.	$13,606,172.72	$1,393,827.28

Key Corporate Capital, Inc.	$13,606,172.72	$1,393,827.28

U.S. Bank National Association	$13,606,172.72	$1,393,827.28

Exhibit A

SERIES A NOTE

$	______________

July 31, 2003

FOR VALUE RECEIVED, the undersigned, SUNTRUST EQUITY FUNDING, LLC (the “Borrower”), hereby unconditionally promises to pay to the order of SunTrust Bank, as Agent for the pro rata benefit of the Lenders ( the “Agent”) at the office of SunTrust Bank, as Administrative Agent, located at 303 Peachtree Street, Atlanta, Georgia 30308, in lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of (                                                 DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Series A Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below), including without limitation the aggregate unpaid principal amount of all Existing Series A Loans made by the Lenders to the Borrower prior to the Restatement Effective Date. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of such Credit Agreement. The Borrower further agrees to pay all other amounts owing to the Lenders pursuant to the Credit Agreement or any other Operative Agreement (as defined in the Credit Agreement).

The holder of this Series A Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Series A Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Series A Note (a) is one of the Series A Notes referred to in the Amended and Restated Credit Agreement dated as of July 31, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks and financial institutions from time to time parties thereto, as Lenders, and SunTrust Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement (including, without limitation, Section 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Series A Note in respect thereof.

Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Series A Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

A-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

SUNTRUST EQUITY FUNDING, LLC

By:
Name:
Title:

A-2

Exhibit B

SERIES B NOTE

$	______________

July 31, 2003

FOR VALUE RECEIVED, the undersigned, SUNTRUST EQUITY FUNDING, LLC, hereby unconditionally promises to pay to the order of SunTrust Bank, as Agent for the pro rata benefit of the Lenders (the “Agent”) at the office of SunTrust Banking lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of (                                                 DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Series A Loans made by the Lenders to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below), including without limitation the aggregate unpaid principal amount of all Existing Series B Loans made by the Lenders to the Borrower prior to the Restatement Effective Date. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of such Credit Agreement. The Borrower further agrees to pay all other amounts owing to the Lenders pursuant to the Credit Agreement or any other Operative Agreement (as defined in the Credit Agreement).

The holder of this Series B Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Series B Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Series B Note (a) is one of the Series B Notes referred to in the Second Amended and Restated Credit Agreement dated as of July 31, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks and financial institutions from time to time parties thereto, as Lenders, and SunTrust Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement (including, without limitation, Section 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Series B Note in respect thereof.

Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Series B Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

B-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

SUNTRUST EQUITY FUNDING, LLC

By:
Name:
Title:

B-2

Exhibit C

ASSIGNMENT AND ACCEPTANCE

Reference is made to (a) the Second Amended and Restated Credit Agreement, dated as of July 31, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), restated among SunTrust Equity Funding, LLC, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                         (the “Assignor”) and                          (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement and the other Operative Agreements with respect to the credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (collectively, the “Assigned Facility”), in the respective principal amount for the Assigned Facility as set forth on Schedule 1.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Operative Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Operative Agreement, or any other instrument or document furnished pursuant thereto, other than that it is legally authorized to enter into this Assignment and Acceptance, that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other obligor or the performance or observance by the Borrower or any other obligor of any of their respective obligations under the Credit Agreement, any other Operative Agreement, or any other instrument or document furnished pursuant hereto or thereto; (c) attaches the Series A Note and the Series B Note held by it evidencing the Assigned Facility, and requests that the Administrative Agent exchange each such Note for a new Note of like Series payable to the Assignee, and (if the Assignor has retained any interest in the Assigned Facility) a new Note of such Series payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Operative Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Financing Party and based on such documents and information as it shall deem appropriate

C-1

at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, other Operative Agreements, or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent as defined in each of the Operative Agreements) to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Operative Agreements, or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Participation Agreement, and the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Participation Agreement, and the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the U.S., its obligations pursuant to Section 2.13(b) of the Participation Agreement, Section 9.8 of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be             , 20     (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by it in the manner provided pursuant to Section 9.9 of the Credit Agreement effective as of the Effective Date.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Operative Agreements and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, and the other Operative Agreements.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consent to:

TECH DATA CORPORATION

By:
Name:
Title:

SUNTRUST BANK,

as Administrative Agent

By:
Name:
Title:

C-1

SCHEDULE 1

TO ASSIGNMENT AND ACCEPTANCE

RELATING TO THE

SECOND AMENDEDAND RESTATED CREDIT AGREEMENT,

DATED AS OF JULY 31, 2003

AMONG

SUNTRUST EQUITY FUNDING, LLC

THE LENDERS NAMED THEREIN,

SUNTRUST BANK,

AS ADMINISTRATIVE AGENT

FOR THE LENDERS

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Outstanding Loan Principal Amounts Assigned	Loan Commitment Amounts Assigned (Including Outstanding Loan Principal Amounts)	Loan Commitment Percentage Assigned
Series A $ Series B $	Series A $ Series B $

[Name of Assignor]	[Name of Assignee]

By:	By:
Name:	Name:
Title:	Title:

Address for Notices to Assignee:

Telephone No.:
Telefacsimile No.:

Wire Transfer Instructions for Assignee:

ABA #:
Account #:
Reference:
Attention:

Applicable Funding Office: